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                                                                    EXHIBIT 4.10

                           FIRST AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


         THIS FIRST AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this
"Agreement") is made as of this   day of January 2000, by and among
BroadbandNOW, Inc., a Delaware corporation (the "Company") and each of the purchasers listed on SCHEDULE 1, attached hereto (collectively, the "Purchasers" and each individually a "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Company assumed all of the obligations of BroadbandNOW Texas, Inc. f/k/a I 3S, Inc., a Texas corporation ("BroadbandNOW Texas"), with respect to a Registration Rights Agreement, dated as of June 25, 1999, between I 3S, Inc., Nortel Networks Inc., Ascend Communications, Inc., Blue Ridge Investors II Limited Partnership, I3S Funding I, LLC and Blue Ridge Investors Limited Partnership; a Registration Rights Agreement, dated as of October 29, 1999, between I 3S, Inc. and General Electric Capital Corp.; a Registration Rights Agreement, dated November 2, 1999, between I 3S, Inc., Archstone Communities Trust and Archstone Communities Investment LLC-I; a Registration Rights Agreement, dated November 24, 1999, between I 3S, Inc. and Microsoft Corporation; and a Registration Rights Agreement, dated January 6, 2000 between I 3S, Inc. and Telecommunications Investments LLC, TeleNet Capital Group, LLC and Summit Properties, Inc. (collectively, the "Previous Agreements") related to the Company's Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Convertible Preferred Stock");

         WHEREAS, pursuant to a Stock Purchase Agreement, dated as of August 10, 1999, Paradigm/I3S, L.P. purchased a portion of the Series A Convertible Preferred Stock owned by I3S Funding I, LLC and Blue Ridge Investors Limited Partnership and obtained the rights granted to I3S Funding I, LLC and Blue Ridge Investors Limited Partnership pursuant to the Previous Agreements; and

         WHEREAS, Liberty BBandnow Holdings, LLC and the Company are parties to that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), whereby Liberty BBandnow Holdings, LLC shall purchase and the Company shall issue and sell 1,063,829 shares of Series A Convertible Preferred Stock; and

         WHEREAS, the obligations of Liberty BBandnow Holdings, LLC under the Purchase Agreement are conditioned among other things, upon the execution and delivery of this Agreement by the Purchasers and the Company; and

         WHEREAS, the Purchasers and the Company desire to amend and restate the Previous Agreements to replace them with a single agreement; and


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         WHEREAS, this Agreement will become effective upon the consent of at least 66 2/3% of the outstanding shares of Series A Convertible Preferred Stock.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree that this Agreement supersedes the Previous Agreements in their entirety and the parties hereto agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  (b) "Common Stock" shall mean the Company's Class A Common Stock, par value $0.001 per share, as authorized on the date of this Agreement or class of common stock issued in exchange therefor.

                  (c) "Conversion Shares" shall mean the shares of Common Stock issued or issuable upon conversion of the Series A Convertible Preferred Stock.

                  (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (e) "Forms S-1, S-2 and S-3" shall mean the forms so designated, promulgated by the Commission for registration of securities under the Securities Act, and any forms succeeding to the functions of such forms, whether or not bearing the same designation.

                  (f) "Holder" shall mean a holder of Registrable Securities provided that anyone who acquires any Registrable Securities in a distribution pursuant to a registration statement filed by the Company under the Securities Act shall not thereby be deemed to be a "Holder".

                  (g) "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an estate, an unincorporated organization, a government or any agency or political subdivision thereof.

                  (h) "Recapitalization Events" shall mean an event described under Section 2.5 of the Certificate of Designation (as hereinafter defined).

                  (i) "Register," "registered" and "registration" refers to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.



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                  (j) "Registrable Securities" shall mean (i) Conversion Shares held by (x) a Purchaser, (y) a purchaser of Series A Convertible Preferred Stock, or (z) a Person to whom registration rights have been properly transferred, (ii) all shares of Common Stock issued by the Company in respect of the Series A Convertible Preferred Stock, and (iii) all shares of Common Stock which the Purchasers or a purchaser of the Company's Series A Convertible Preferred Stock or BroadbandNOW Texas' Series A Convertible Preferred Stock may purchase pursuant to their rights of first refusal.

                  (k) "Required Demand Amount" shall mean at least fifty-one percent (51%) of the Registrable Securities then outstanding with respect to the registration effected pursuant to Section 2 (assuming the full conversion of the Series A Convertible Preferred Stock for this purpose).

                  (l) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         2. REQUIRED REGISTRATION.

                  (a) Subject to the provisions of Section 4 hereof, the Holder or Holders of an aggregate of at least the Required Demand Amount (such Holder or Holders being herein called the "Initiating Holders") may request the Company in writing to effect under the Securities Act a registration, stating the number of shares of Registrable Securities to be disposed of by such Initiating Holders and the intended method of disposition. Upon receipt of such request, the Company will give prompt written notice thereof to all other Holders whereupon such other Holders shall give written notice to the Company within 20 days after the date of the Company's notice (the "Notice Period") if they propose to dispose of any shares of Registrable Securities pursuant to such registration, stating the number of shares of Registrable Securities to be disposed of by such Holder or Holders and the intended method of disposition.

                  (b) The Company will use commercially reasonable efforts to effect promptly after the Notice Period the registration under the Securities Act of all shares of Registrable Securities specified in the requests of the Initiating Holders and the requests of the other Holders, subject, however, to the limitations set forth in Section 4 hereof.

         3. REGISTRATION PROCEDURES. Whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect promptly the registration of shares of Registrable Securities, the Company will use commercially reasonable efforts to :

                  (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for the period necessary to complete the proposed distribution; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the



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provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such registration statement or supplement to the prospectus;

                  (b) keep such registration statement continuously effective for the period necessary to complete the proposed distribution but for no longer than one hundred eighty (180) days subsequent to the effective date of such registration; upon the occurrence of any event that would cause the registration statement or the prospectus contained therein to contain a material misstatement or omission, the Company shall file promptly an appropriate amendment to such registration statement correcting any such misstatement or omission;

                  (c) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing,
(i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission for amendments to the registration statement or amendments or supplements to the prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the registration statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the registration statement or the prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the registration statement or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, the Company shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (d) furnish to each of the selling Holders and each of the underwriter(s), if any, before filing with the Commission, copies of the registration statement or any prospectus included therein or any amendments or supplements to any such registration statement or prospectus, and the Company will not file the registration statement or prospectus or any amendment or supplement to any registration statement or prospectus to which a selling Holder of Registrable Securities covered by such registration statement or the underwriter(s), if any, shall reasonably object within three (3) business days after the receipt thereof;

                  (e) if requested by any selling Holders or the underwriter(s), if any, incorporate in the registration statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, information with respect to the number of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the



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offering of the Registrable Securities to be sold in such offering and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  (f) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the registration statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (g) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

                  (h) prior to any public offering of Registrable Securities, the Company shall register or qualify the Registrable Securities under the securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the registration statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the registration statement, in any jurisdiction where it is not now so subject;

                  (i) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders or the underwriter(s), if any, may request prior to any sale of Registrable Securities made by such underwriter(s);

                  (j) if any fact or event contemplated by clause (c)(iv) above shall exist or have occurred, prepare a supplement or post-effective amendment to the registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (k) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD") and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;



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                  (l) otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of the Securities Act and Rule 158 thereunder (which need not be audited) for the twelve-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement;

                  (m) enter into such customary agreements (including an underwriting agreement in customary form with provisions as may be reasonably required by the managing underwriter retained by actions of the Holders of a majority of the Registrable Securities being sold or the managing underwriter or underwriters retained by Holders participating in an underwritten public offering, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities);

                  (n) make available for inspection by any Holder of Registrable Securities included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

                  (o) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold reasonably request; and

                  (p) the Company will give the Holders of Registrable Securities registered under such registration statement, their underwriters, if any, and one counsel or firm of counsel and one accountant or firm of accountants representing all the Holders of Registrable Securities to be registered under such registration statement, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the



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opinion of such Holders' and such underwriters' respective counsel to conduct a reasonable investigation within the meaning of the Securities Act.

         4. LIMITATIONS ON REQUIRED REGISTRATIONS.

                  (a) The Company shall not be required to effect more than two registrations pursuant to Section 2 hereof.

                  (b) The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after a registration requested pursuant to Section 2 hereof and to become effective less than ninety (90) days after the effective date of any registration requested pursuant to Section 2 hereof.

                  (c) Whenever a requested registration is for an underwritten offering, only shares which are to be included in the underwriting pursuant to this Agreement or other agreements with the Company, or shares offered by the Company may be included in the registration. Notwithstanding the provisions of Sections 2(b) and 4(b) hereof, if the underwriter determines that (i) marketing factors require a limitation of the total number of shares to be underwritten, or (ii) the offering price per share would be reduced by the inclusion of the shares in the underwriting, then the number of shares to be included in the registration and underwriting shall be reduced in whole or in part by the underwriter so long as such limitation is applied on a pro rata basis with respect to all shares proposed or requested to be registered in the underwriting. No stock excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If the Company disapproves of any such underwriting, the Company may elect to withdraw its shares therefrom by written notice to the Initiating Holders and the underwriter. The securities so withdrawn from such underwriting shall also be withdrawn from such registration.

                  (d) If at the time of any request to register Registrable Securities pursuant to Section 2 hereof, the Company is engaged, or has fixed plans to engage within ninety (90) days of the time of the request, in a registered public offering as to which the Holders have the right to include such Registrable Securities pursuant to Section 5 hereof, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering.

                   (e) The Company shall not be required to effect a registration pursuant to Section 2 hereof until the earlier to occur of: (i) April 4, 2002, or (ii) one hundred eighty (180) days after an Approved Offering (as such term is defined in the Certificate of Designations for the Series A Convertible Preferred Stock (the "Certificate of Designation") that has been filed with the Secretary of State of the State of Delaware).

                  (f) At the time of any request to register Registrable Securities pursuant to Section 2 hereof, all prospective sellers shall select, by a majority vote of the shares proposed to be sold in the offering, a shareholder representative (the "Shareholder Representative") and advise the Company at least ten (10) days in advance of the contemplated effective date of the registration





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statement for such offering of the identity of the Shareholder Representative.
The Shareholder Representative shall have the authority to approve on behalf of himself, if applicable, and the other prospective sellers all material terms of the offering, including without limitation, price and underwriter's discounts and commissions, which terms shall be subject to reasonable approval of the Company.

         5. INCIDENTAL REGISTRATION. At any time, commencing one hundred eighty
(180) days after an Approved Offering, if the Company proposes to register any of its securities under the Securities Act (other than a registration effected solely to implement an "employee benefit plan" as defined by Rule 405 or a transaction to which Rule 145 or any successor provision promulgated under the Securities Act ("Rule 145") is applicable), it will each such time give written notice to all Holders of its intention so to do. Upon the written request of a Holder or Holders given within 20 days after receipt of any such notice (stating the number of shares of Registrable Securities to be disposed of by such Holder or Holders and the intended method of disposition), the Company will use commercially reasonable efforts to cause all shares of Registrable Securities to be sold to be registered under the Securities Act so as to permit the disposition (in accordance with the methods in said request) by such Holder or Holders of the shares so registered, subject, however, to the limitations set forth in Section 6 hereof.

         6. LIMITATIONS ON INCIDENTAL REGISTRATION. If the registration of which the Company gives notice pursuant to Section 5 hereof is for an underwritten offering, only securities which are to be included in the underwriting may be included in the registration. Notwithstanding any provision of Section 5 hereof, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude or otherwise limit the number of shares of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders who have indicated to the Company their decision to distribute any of their Registrable Securities through such underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be reduced in whole or in part by the underwriter so long as such limitation is applied on a pro rata basis with respect to all shares proposed or requested to be registered in the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of any such underwriting, such Person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration.

         7. DESIGNATION OF UNDERWRITER. The Company shall have the right to designate the managing underwriter in any underwritten offering.



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

         8. COOPERATION BY PROSPECTIVE SELLERS.

                  (a) Each prospective seller of Registrable Securities will furnish to the Company such information as the Company may reasonably require from such seller in connection with the registration statement (and the prospectus included therein).

                  (b) Failure of a prospective seller of Registrable Securities to furnish the information and agreements described in this Agreement shall not affect the obligations of the Company under this Agreement to remaining sellers who furnish such information and agreements unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

                  (c) The Holders holding shares included in the registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect unless (i) such extension would result in the Company's inability to use the financial statements in the registration statement initially filed pursuant to the Holder or Holders' request and (ii) such correction or update did not result from the Company's acts or failures to act. At the end of the period during which the Company is obligated to keep the registration statement current and effective as described in Section 3(b) hereof (and any extensions thereof required by the preceding sentence), the Holders holding shares included in the registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

                  (d) Each seller of Registrable Securities pursuant to a registration which is not underwritten agrees to provide the Company with written assurances that all sales of Registrable Securities made in connection with such registration were made in compliance with all applicable securities laws, including, without limitation, the prospectus delivery requirements of
Section 5 of the Securities Act or any successor provision and the restrictions of Rules l0b-2, l0b-6 and l0b-7 of the Exchange Act or any successor provisions.

         9. EXPENSES OF REGISTRATION. All expenses incurred in effecting any registration pursuant to this Agreement including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company and expenses of any audits incidental to or required by any such registration, shall be borne by the Company, except that (a) all expenses, fees and disbursements of any counsel retained by the Holders and all underwriting discounts and commissions attributable to Registrable Securities being sold by the Holders shall be borne by the Holders holding the securities registered pursuant to such registration, pro rata according to the quantity of their securities so registered and (b) the Company shall be required to pay for any expenses of the initial registration proceeding begun pursuant to Section 2 hereof even if such registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered. In all subsequent registration requests begun pursuant to



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Section 2 hereof that are subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, participating Holders shall bear the expenses of such registration, unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2 hereof. Notwithstanding the foregoing, in the case of the registration requests in which the Company has agreed to pay the Initiating Holders' expenses pursuant to this Section 9, the Company will pay up to $10,000 per registration request, for expenses, fees and disbursements for legal counsel for the Initiating Holders.

         10. INDEMNIFICATION.

                  (a) To the extent permitted by law, the Company will indemnify each Holder requesting or joining in a registration, each agent, officer and director of such Holders, each Person controlling (within the meaning of Section 15 of the Securities Act or any successor provision) such Holder and each underwriter and selling broker of the securities so registered (collectively, "Indemnitees") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished to the Company by an instrument duly executed by such Indemnitees and stated to be specifically for use therein and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) or any successor provision (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Indemnitee if there is no underwriter, if a copy of the Final Prospectus was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act, provided further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.



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                  (b) To the extent permitted by law, each Holder requesting or joining in a registration and each underwriter of the securities so registered will indemnify the Company and its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or any successor provision and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made and will reimburse the Company and each other Person indemnified pursuant to this Section 10(b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this Section 10(b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in conformity with written information (including, without limitation, written negative responses to inquiries) furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto provided that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder or underwriter, as the case may be, which consent shall not be unreasonably withheld.

                  (c) Each party entitled to indemnification hereunder (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the indemnified party, and the indemnified party may participate in such defense at such party's expense, and provided, further, that the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Section 10 except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) The reimbursement required by this Section 10 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (e) The obligation of the Company under this Section 10 shall survive the conversion, if any, of the Series A Convertible Preferred Stock, the completion of any offering of Registrable Securities in a registration statement under this Agreement, or otherwise.

         11. RIGHTS WHICH MAY BE GRANTED TO SUBSEQUENT INVESTORS.

                  (a) Within the limitations prescribed by this Section 11(a), but not otherwise, the Company may grant to subsequent investors (other than purchasers of Series A Convertible Preferred Stock pursuant to Section 1 of the Certificate of Designation which may be granted registration rights pari passu herewith) in the Company rights of incidental registration (such as those provided in Section 5 hereof). Such rights may only pertain to shares of Common Stock, including shares of Common Stock into which any other securities may be converted. Such rights may be granted with respect to (i) registrations actually requested by Initiating Holders pursuant to Section 2 hereof, but only in respect of that portion of any such registration as remains after inclusion of all Registrable Securities requested by Holders and (ii) registrations initiated by the Company, but only in respect of that portion of such registration as is available under the limitations set forth in Section 6 hereof (which limitations shall apply pro rata to all Holders) and such rights shall be limited in all cases to sharing pro rata in the available portion of the registration in question with Holders, such sharing to be based on the number of shares of Common Stock held by the respective Holders and held by such other investors, plus the number of shares of Common Stock into which other securities held by the Holders and such other investors are convertible, which are entitled to registration rights. With respect to registrations which are for underwritten public offerings, "available portion" means the portion of the underwritten shares which is available as specified in clauses (i) and (ii) of the third sentence of this Section 11(a). Shares not included in such underwriting shall not be registered.

                  (b) The Company may not grant to subsequent investors in the Company (other than purchasers of Series A Convertible Preferred Stock pursuant to Section 1 of the Certificate of Designation which may be granted registration rights pari passu herewith) rights of registration upon request (such as those provided in Section 2 hereof) unless (i) such rights are limited to shares of Common Stock issued by the Company to such investors or to shares of Common Stock issuable by the Company upon the conversion of other securities issued by the Company to such investors, (ii) all Holders are given enforceable contractual rights to participate in registrations requested by such subsequent investors, such participation to be on a pro rata basis, and subject to the limitations, described in the final three sentences of Section 11(a) hereof,
(iii) such rights shall not become effective prior to ninety (90) days after the effective date of the registration pursuant to Section 2 hereof and (iv) such rights shall not be more favorable than those granted to the Holders.

         12. TRANSFER OF REGISTRATION RIGHTS. The registration rights granted to the Purchasers under this Agreement may be transferred only:

                  (a) if, at the time of transfer, the transferee executes a counterpart of this Agreement and agrees to be bound by the agreements, representations and warranties herein; and only

                  (b)(i) to a transferee who shall acquire not less than 250,000 shares of Series A Convertible Preferred Stock or 250,000 shares of Registrable Securities (as adjusted for Recapitalization Events); or

                  (ii) in connection with the distribution by a Purchaser of Series A Convertible Preferred Stock or of Registrable Securities to the beneficial owners (including, without limitation, to partners of a general or limited partnership, stockholders of a corporation and beneficiaries of a trust) of securities of the Purchaser.

         Notwithstanding any provision of this Section 12, the registration rights granted to the Purchasers under this Agreement may not be assigned to any Person which, in the Company's reasonable judgment, is a competitor of the Company.

         13. "STAND-OFF" AGREEMENT. In consideration for the Company performing its obligations under this Agreement, each Purchaser severally agrees to enter into an agreement providing that for a period of time (not to exceed one hundred eighty (180) days) from the effective date of any registration (other than a registration effected solely to implement an "employee benefit plan" as defined by Rule 405 or any successor provision or a transaction to which Rule 145 or any successor provision applies) of Common Stock (or derivatives thereof) of the Company (upon request of the Company or of the underwriters managing the underwritten offering covered by such registration), such Purchaser shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, other than shares of Registrable Securities included in the registration, without the prior written consent of the Company or such underwriters, as the case may be; provided, however, such Purchaser shall not be obligated to enter into such agreement unless all executive officers and directors of the Company and each holder of more than 5% of the outstanding Common Stock (and each holder of the Company's Class B Common Stock and Class C Common Stock that has the right to convert such shares into more than 5% of the Company's outstanding Common Stock), shall have entered into similar agreements.

         14. DELAY OF REGISTRATION. The Purchasers shall have no right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         15. TERMINATION OF REGISTRATION RIGHTS. Unless the registration rights granted in this Agreement are terminated earlier, the registration rights shall terminate on the earlier of:

                  (a)      June 2, 2006; or

                  (b) with respect to any given Holder, or permissible transferee or assignee of such rights, at such time when such Holder, transferee or assignee owns less than the number of shares of Registrable Securities that could be sold within a single three-month period pursuant to Rule 144.

         16. RULE 144 REQUIREMENTS. If the Company becomes subject to the reporting requirements of the Exchange Act, the Company will file with the Commission such information as the Commission may require to make available Rule 144 under the Securities Act (or any successor exemptive rule).

         17. NOTICES. All notices, requests, consents and other communications herein (except as stated in the last sentence of this Section 17) shall be in writing and shall be mailed by first class or certified mail, postage prepaid, sent by a nationally recognized overnight delivery service, or personally delivered, as follows:

                  (a)      If to the Company:

                           BroadbandNOW, Inc.
                           1440 Corporate Drive
                           Irving, Texas  75038
                           Attn:  Matthew Hutchins, Sr., President

                           with a copy which shall not constitute notice to:

                           Winstead Sechrest & Minick, P.C.
                           1201 Elm Street
                           5400 Renaissance Tower
                           Dallas, Texas  75270
                           Attn:  Thomas W. Hughes, Esq.

                  (b)      If to the Purchasers at the address set forth on
                           SCHEDULE 1 hereto.

or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties.

         18. MODIFICATIONS; WAIVER. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or in writing, except that any provision of this Agreement may be amended and the observance of any such provision may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of (a) the Company, and (b) holders of at least 66 2/3 % of the outstanding shares of the Series A Convertible Preferred Stock (or the Conversion Shares if applicable) acting together as a single class.

         19. REPLACEMENT AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the registration rights contemplated hereby, and supersedes all negotiations, agreements, representations, warranties and commitments relating to the registration rights contemplated hereby, whether in writing or oral, prior to the date hereof, including without limitation the Previous Agreements.

         20. SUCCESSORS AND ASSIGNS. The Company may not assign or delegate any of its rights or duties under this Agreement. Except as otherwise provided in this Agreement, all of the terms of this Agreement including the agreements, representations and warranties set forth herein shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, except that the rights set forth in this Agreement may only be transferred in accordance with Section 12 hereof.

         21. ENFORCEMENT.

                  (a) Remedies at Law or in Equity. If any party shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of such party in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the date it was made, furnished or delivered, any party damaged may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or the Certificate of Incorporation of the Company (including the Certificate of Designation) or for an injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement or such Certificate (including the Certificate of Designation), or to enforce any other legal or equitable right of such party or to take any one or more of such actions. The prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement or the Certificate of Incorporation (including the Certificate of Designation) of the Company, including without limitation reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  (b) Remedies Cumulative; Waiver. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available at law or in equity. No express or implied waiver of any default shall be a waiver of any future or subsequent default. The failure or delay in exercising any rights granted hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right shall not exhaust the same or constitute a waiver of any other right provided herein.

         22. EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and by the Company.

         23. GOVERNING LAW AND SEVERABILITY. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AS APPLIED TO AGREEMENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN TEXAS. To the maximum extent practicable, this Agreement will be deemed to call for performance in Dallas County, Texas. In the event any provision of this Agreement or the application of any such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

         24. HEADINGS. The descriptive headings of the Sections hereof and the Schedules hereto are inserted for convenience only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.


                                    THE COMPANY

                                    BROADBANDNOW, INC.


                                    By: /s/ Matthew Hutchins, Sr.,
                                       -----------------------------------------
                                            Matthew Hutchins, Sr., President


                    [PURCHASERS SIGNATURES ON FOLLOWING PAGE]

                    THE PURCHASERS:


                    TELENET CAPITAL GROUP, LLC


                    By: /s/ David Finley
                       ---------------------------------------------------------
                            David Finley, Manager


                    TELECOMMUNICATIONS INVESTMENTS, LLC


                    By: /s/ Jeffrey W. Lubore
                       ---------------------------------------------------------
                            Jeffrey W. Lubore, Manager


                    SUMMIT PROPERTIES, INC.


                    By: /s/ Michael C. Malone
                       ---------------------------------------------------------
                            Michael C. Malone, Senior Vice President


                    MICROSOFT CORPORATION


                    By: /s/ Robert A. Eshelman
                       ---------------------------------------------------------
                            Robert A. Eshelman, Assistant Secretary


                    ARCHSTONE COMMUNITIES TRUST


                    By: /s/ Charles E. Mueller, Jr.
                       ---------------------------------------------------------
                            Charles E. Mueller, Jr., Senior Vice President & CFO

                    ARCHSTONE COMMUNITIES INVESTMENT
                    LLC-I


                    By: Archstone Communities Trust, its Manager

                        By: /s/ Charles E. Mueller, Jr.
                       ---------------------------------------------------------
                                Charles E. Mueller, Jr., Senior Vice President


                    CFE, INC.


                    By: /s/ J. Gordon Smith
                       ---------------------------------------------------------
                            J. Gordon Smith, Vice President


                    NORTEL NETWORKS INC.


                    By: /s/ Jay R. Prestipino
                       ---------------------------------------------------------
                            Jay R. Prestipino, Vice President


                    LUCENT TECHNOLOGIES INC.


                    By: /s/ Leslie L. Rogers
                       --------------------------------------------------------
                       Name:  Leslie L. Rogers
                            ---------------------------------------------------
                       Title: Managing Director
                             --------------------------------------------------


                    BLUE RIDGE INVESTORS II LIMITED PARTNERSHIP

                    By: Blue Ridge Investors Group II, L.L.C.,
                        its General Partner

                         By: /s/ Russell R. Myers
                       ---------------------------------------------------------
                                 Russell R. Myers, General Partner

                    I3S FUNDING I, LLC

                    By: Geneva Associates, L.L.C., its Manager

                        By: /s/ Russell R. Myers
                            -----------------------------------------------
                                Russell R. Myers, Manager


                    BLUE RIDGE INVESTORS LIMITED PARTNERSHIP

                    By: Blue Ridge Investors Group, Inc.,
                        its General Partner

                    By: /s/ Russell R. Myers
                        ---------------------------------------------------
                            Russell R. Myers, Manager


                    LIBERTY BBANDNOW HOLDINGS, LLC

                    BY: Liberty BBandnow, Inc.
                        its sole member


                    By: /s/ Gary S. Howard
                        ---------------------------------------------------
                        Name: Gary S. Howard
                        Title: Executive Vice President and Chief Operating
                               Officer


                    PARADIGM/I3S L.P.


                    By: Paradigm Group, LLC,
                        Its General Partner

                    By: /s/ Sheldon Drobny
                        -----------------------------------------------------
                            Sheldon Drobny, Chairman

                                   SCHEDULE I

                                 THE PURCHASERS


                                                                       No. of
                                                                      Shares of
                                                                       Series A
                                                                     Convertible
                                                                      Preferred            Copy of Notices
  Name of Purchasers                    Notice Address                 Stock               Must be sent to
------------------------     -------------------------------------  ------------   ----------------------------------
Liberty BBandnow             9197 S. Peoria St.                        1,063,829   Sherman & Howard L.L.C.
Holdings, LLC                Englewood, CO 80112                                   3000 First Interstate Tower, North
                             Attn: General Counsel                                 633 Seventeenth Street
                                                                                   Denver, Colorado  80202
                                                                                   Attn:  Peggy Knight, Esq.

Summit Properties, Inc.      212 South Tryon Street                       53,191   Goodwin Proctor and Hoar
                             Suite 500                                             Exchange Place
                             Charlotte, NC  28281                                  Boston, MA  02109
                             Attn:  Michael G. Malone, Esq.                        Attn:  David Watson, Esq.
                                    General Counsel

Telecommunications           8160 Silverberry Way                        68,916
Investments, LLC             Vienna, VA  22182
                             Attn: Jeffrey W. Lubore,
                                   Manager

TeleNet Capital Group, LLC   2651 North Harwood                           53,191   Haynes and Boone, LLP
                             Suite 450                                             901 Main Street, Suite 3100
                             Dallas, TX  75201                                     Dallas, TX  75202
                             Attn:  David Finley,                                  Attn:  John M. Ambler, Esq.
                                     Manager

Microsoft Corporation        Chief Financial Officer                   1,063,829   General Counsel,
                             Microsoft Corporation                                 Finance and Operations
                             One Microsoft Way, 8S/2055                            Microsoft Corporation
                             Redmond, WA  98052                                    One Microsoft Way, 8S/2055
                                                                                   Redmond, WA  98052
                                                                                   Attn:  Keith Dolliver

Archstone Communities Trust  7670 S. Chester Street                      372,340   Mayer Brown & Platt
                             Suite 100                                             190 South La Salle Street
                             Englewood, Colorado  80112                            Chicago, Illinois  60603-3441
                             Attn:  Charles E. Mueller                             Attention:  Edward J. Schneidman

Archstone Communities        7670 S. Chester Street                       17,294   Mayer Brown & Platt
Investment LLC-I             Suite 100                                             190 South La Salle Street
                             Englewood, Colorado  80112                            Chicago, Illinois  60603-3441
                             Attn:  Charles E. Mueller                             Attention:  Edward J. Schneidman


                                                                       No. of
                                                                      Shares of
                                                                       Series A
                                                                     Convertible
                                                                      Preferred            Copy of Notices
  Name of Purchasers                    Notice Address                 Stock               Must be sent to
------------------------     -------------------------------------  ------------   ----------------------------------
CFE, Inc.                    CFE, Inc.                                   265,957   Paul, Hastings, Janofsky & Walker
                             c/o GE Capital Corporation                              LLP
                             2325 Lakeview Parkway                                 600 Peachtree Street N.E., Suite 2400
                             Suite 700                                             Atlanta, GA  30308
                             Alpharetta, GA  30004                                 Attention: Elizabeth Noe, Esq.
                             Attn.:  Ken Gacevich                                  Telephone:  (404) 815-2287
                                                                                   Telecopy:  (404) 815-2424

                                                                                   General Electric Capital Corp.
                                                                                   201 High Ridge Road
                                                                                   Stanford, CT  06927-5700
                                                                                   Attention:  Susan Poland, Esq.
                                                                                   Telephone:  (203) 316-7500
                                                                                   Telecopy: (203) 316-7822

Nortel Networks Inc.         Nortel Networks Inc.                      1,063,829   Jenkens & Gilchrist, a Professional
                             8 Federal Street                                      Corporation
                             Billerica, Massachusetts 01821                        1445 Ross Avenue, Suite 3200
                             Attention: Vice President, Finance,                   Dallas, TX  75202
                             Carrier Packet Solutions                              Attention:  Daryl Robertson
                             Telephone: (978) 916-1751                             Telephone:  (214) 855-4500
                             Telecopy: (978) 916-4755                              Telecopy:  (214) 855-4300
                                      And                                          E-Mail: drobertson@jenkens.com

                             Nortel Networks Inc.
                             GMS 991 15 A40
                             2221 Lakeside Boulevard
                             Richardson, TX  75082-4399
                             Attention: Vice President, Customer
                             Finance North America
                             Telephone: (972) 684-2271
                             Telecopy:  (972) 684-3679

Ascend                       Ascend Communications, Inc.                 531,915   Gray Cary Ware & Freidenrich LLP
Communications Inc.          1701 Harbor Bay Parkway                               400 Hamilton Avenue
                             Alameda, CA 94502                                     Palo Alto, California 94301-1825
                             Attn: Maribeth Harper, General                        Attention: Thomas W. Furlong
                             Counsel                                               Telephone: (650) 328-6561
                             Telephone: (510) 747-6687                             Telecopy: (650) 327-3699
                             Telecopy: (510) 747-6621                              E-Mail: tfurlong@gcwf.com

Blue Ridge Investors II      Blue Ridge Investors II                      47,341   Brooks, Pierce, McLendon,
Limited Partnership          Limited Partnership                                   Humphrey & Leonard, L.L.P.
                             P.O. Box 21962                                        2000 Renaissance Tower
                             Greensboro, N.C. 27420                                230 North Elm Street
                             Telephone: (336) 275-7002                             Greensboro, NC 27401
                             Telecopy: (336) 275-9155                              Attention:  Marc Bishop
                                                                                   Telephone:  (336)  373-8850
                                                                                   Telecopy:  (336)  378-1001
                                                                                   E-Mail: mbishop@
                                                                                   brookspierce.com


                                                                       No. of
                                                                      Shares of
                                                                       Series A
                                                                     Convertible
                                                                      Preferred            Copy of Notices
  Name of Purchasers                    Notice Address                 Stock               Must be sent to
------------------------     -------------------------------------  ------------   ----------------------------------
I3S Funding I, LLC           I3S Funding I, LLC                           47,341   Brooks, Pierce, McLendon,
                             P.O. Box 21962                                        Humphrey & Leonard, L.L.P.
                             Greensboro, N.C. 27420                                2000 Renaissance Tower
                             Telephone: (336) 275-7002                             230 North Elm Street
                             Telecopy: (336) 275-9155                              Greensboro, NC 27401
                                                                                   Attention:  Marc Bishop
                                                                                   Telephone:  (336)  373-8850
                                                                                   Telecopy:  (336)  378-1001
                                                                                   E-Mail: mbishop@
                                                                                   brookspierce.com

Blue Ridge Investors         Blue Ridge Investors                         11,702   Brooks, Pierce, McLendon,
Limited Partnership          Limited Partnership                                   Humphrey & Leonard, L.L.P.
                             P.O. Box 21962                                        2000 Renaissance Tower
                             Greensboro, N.C. 27420                                230 North Elm Street
                             Telephone: (336) 275-7002                             Greensboro, NC 27401
                             Telecopy: (336) 275-9155                              Attention:  Marc Bishop
                                                                                   Telephone:  (336)  373-8850
                                                                                   Telecopy:  (336)  378-1001
                                                                                   E-Mail: mbishop@
                                                                                   brookspierce.com

Paradigm/I3S L.P.            Paradigm/I3S L.P.                           159,574
                             c/o Paradigm Group LLC
                             3000 Dundee Road, Suite 105
                             Northbrook, IL  60062
                             Attn:  Aaron J. Fischer
                             Telephone: (847) 562-0700
                             Telecopy: (847) 562-0611